UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to § 240.14a-12

PROLUNG, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROLUNG, INC.

757 East South Temple, Suite 150

Salt Lake City, Utah 84102

August 27, 2018

Dear Stockholder:

Steven C. Eror, together with other participants (collectively, the “Eror Group”), has commenced a process seeking to fill the Board of Directors (the “Board”) of ProLung, Inc. (“ProLung” or the “Company”) with eight individuals handpicked by Mr. Eror, including Mr. Eror himself. The Eror Group is soliciting consents from holders of at least a majority of the outstanding shares of the Company’s common stock in order to “pack the Board” so that Mr. Eror may gain control of the Company.

Your Board strongly believes that the Eror Group’s actions are not in the best interests of stockholders. As you know, Mr. Eror previously was the Company’s Chief Executive Officer, President and Board member. He is now in the process of soliciting your written consents to attempt to regain control of the Company, from which he was terminated for cause.

On June 26, 2018, Mr. Eror’s fellow Board members terminated Mr. Eror from his position as the Company’s Chief Executive Officer and President, and Mr. Eror later resigned his Board position. In reaching the decision to terminate Mr. Eror for cause, the Board had conducted a thorough investigation and concluded that Mr. Eror had acted fraudulently, misappropriated funds from the Company, engaged in transactions involving self-dealing, and harassed employees, which included inappropriate comments and unsolicited touching.

Your Board strongly believes that the Eror Group’s proposals are not in the best interests of the Company and its stockholders. In essence, Mr. Eror is asking you to consent to turning over control of the Company to director candidates put forward by himself—a person whom the Board believes has defrauded and misappropriated funds from the Company as well as created a toxic environment of harassment and verbal abuse within ProLung’s workplace. If elected, Mr. Eror’s candidates would control the Board and, although they would be subject to their fiduciary duties under Delaware law, they would be in a position to advance Mr. Eror’s specific interests, which may not be aligned with the interests of all of our stockholders. Moreover, if Mr. Eror and his candidates are elected to the Board, we believe Mr. Eror may again engage in the conduct described above (and/or attempt to encourage his director candidates to engage in such conduct), thereby causing further financial and reputational losses to the Company. Your Board believes that the Eror Group’s consent solicitation is an unnecessary distraction during this critical time when your Board’s efforts are best spent focused on submitting our potentially life-saving, predictive analytic, early stage lung cancer risk testing to the U.S. Food and Drug Administration for market approval, and maximizing value for all Company stockholders.

Accordingly, we strongly urge you to reject the Eror Group’s efforts to deliver control of the Company to a new board of directors that would be controlled by Mr. Eror and his handpicked director candidates.

You can reject the efforts of Mr. Eror and the Eror Group to take control of the Board through the following steps:

1.	Do not sign the Eror Group’s white consent card;

2.	If you have signed the Eror Group’s white consent card, you may revoke that consent by signing, dating and mailing the enclosed GOLD Consent Revocation Card immediately; and

3.	Even if you have not signed the Eror Group’s white consent card, you can show the support for your Board and your investment in the Company by signing, dating and mailing the enclosed GOLD Consent Revocation Card.

This Consent Revocation Statement contains important information as to why and how you should submit the accompanying GOLD Consent Revocation Card to revoke any white consent card that you previously returned to the Eror Group. We urge you to read it carefully. Regardless of the number of shares of common stock of the Company that you own, your revocation of consent is extremely important.

Please act today to help protect interests of ALL stockholders. Thank you for your support.

Sincerely yours,

The Board of Directors
ProLung, Inc.

If you have any questions about giving your consent revocation or require assistance, please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

PROLUNG, INC.

757 East South Temple, Suite 150

Salt Lake City, Utah 84102

CONSENT REVOCATION STATEMENT

BY THE BOARD OF DIRECTORS OF PROLUNG, INC.

IN OPPOSITION TO

A CONSENT SOLICITATION BY THE EROR GROUP

August 27, 2018

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD CONSENT REVOCATION CARD TODAY

This Consent Revocation Statement (“Consent Revocation Statement”) and the enclosed GOLD Consent Revocation Card are furnished by the Board of Directors (the “Board”) of ProLung, Inc., a Delaware corporation (the “Company” or “ProLung”), to the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (collectively, the “Common Stock”), in connection with the Board’s opposition to the solicitation of written stockholder consents (the “Eror Consent Solicitation”) by Steven C. Eror. Michael N. Christiansen, Ron Dunford, Brian W. Loveridge, Todd M. Morgan, Don A. Patterson, Richard Serbin and Eric M. Sokol (collectively, the “Eror Group”). This Consent Revocation Statement and the enclosed GOLD Consent Revocation Card are first being mailed to stockholders on or about August 27, 2018.

As you may be aware, the Eror Group is attempting to gain control of your Board and elect a slate of nominees handpicked by the Eror Group. Specifically, the Eror Group is asking you to: (i) repeal any provision of the First Amended and Restated Bylaws of the Company (the “Bylaws”), in effect at the time of effectiveness of the Eror Consent Solicitation, including any amendments thereto, which was not included in the Bylaws that were in effect on July 14, 2017 and were filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2017; (ii) amend Article 3, Section 3.1 of the Bylaws to change the range of the Board’s size to a minimum of three and a maximum of 13 members; (iii) amend Article 3, Section 3.1 of the Bylaws to fix the Board’s size at 13 members; (iv) amend Article 3, Section 3.2 of the Bylaws to allow any vacancies on the Board resulting from any newly created directorship(s) or for any cause to be filled exclusively by the stockholders of the Company; and (v) elect the Eror Group’s eight nominees, Michael N. Christiansen, Ron Dunford, Steven C. Eror, Brian W. Loveridge, Todd M. Morgan, Don A. Patterson, Richard Serbin and Eric M. Sokol, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees) (collectively, the “Eror Nominees”).

Your Board believes that the commencement of the Eror Consent Solicitation during this critical time when your Board’s efforts are best spent focused on submitting our potentially life-saving, predictive analytic, early stage lung cancer risk testing to the U.S. Food and Drug Administration (“FDA”) for market approval is not in the best interests of stockholders. The Eror Group’s actions are an unnecessary distraction during this pivotal time.

Your Board urges you to rely on your independent Corporate Governance and Nominating Committee and the stockholder nomination process to create a board that meets the needs of the Company and serves the best interests of all of its stockholders.

YOUR BOARD HAS UNANIMOUSLY DETERMINED THAT THE EROR CONSENT SOLICITATION IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

ACCORDINGLY, YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU

NOT SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE EROR GROUP.

WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED THE EROR GROUP’S WHITE CONSENT CARD, YOUR BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED GOLD REVOCATION CARD.

In accordance with Delaware law and the Company’s organizational documents, the Company has established the close of business on August 13, 2018 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Eror Consent Solicitation. Only stockholders of record as of the Record Date may execute, withhold or revoke consents with respect to the Eror Consent Solicitation.

If you have any questions about giving your consent revocation or require assistance, please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

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FORWARD-LOOKING STATEMENTS

This Consent Revocation Statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2017 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Except as required by applicable law, all information contained herein is as of the date of this Consent Revocation Statement and the Company does not intend to update this information.

DESCRIPTION OF THE EROR CONSENT SOLICITATION

As set forth in the Eror Consent Solicitation and related materials filed with the SEC, the Eror Group is soliciting your consents in favor of the following proposals (collectively, the “Eror Consent Proposals”) to:

(1)	repeal any provision of the Bylaws in effect at the time of effectiveness of the Eror Consent Solicitation, including any amendments thereto, which was not included in the Bylaws that were in effect on July 14, 2017 and were filed with the SEC on July 19, 2017 (the “Bylaw Restoration Proposal”);

(2)	amend Article 3, Section 3.1 of the Bylaws to change the range of the Board’s size to a minimum of three and a maximum of 13 members (the “Board Size Range Proposal”);

(3)	amend Article 3, Section 3.1 of the Bylaws to fix the Board’s size at 13 members (the “Board Size Proposal”);

(4)	amend Article 3, Section 3.2 of the Bylaws to allow any vacancies on the Board resulting from any newly created directorship(s) or for any cause to be filled exclusively by the stockholders of the Company (the “Vacancy Proposal”); and

(5)	elect the Eror Group’s eight nominees, Michael N. Christiansen, Ron Dunford, Steven C. Eror, Brian W. Loveridge, Todd M. Morgan, Don A. Patterson, Richard Serbin and Eric M. Sokol, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees) (the “Election Proposal”).

The effectiveness of each of the Eror Consent Proposals requires the affirmative consent of the holders of record of a majority of the shares of outstanding voting securities of the Company as of the close of business on August 13, 2018 (the “Record Date”). Each of the Eror Consent Proposal will be effective without further action when the Eror Group delivers to the Company such requisite number of consents. The Bylaw Restoration Proposal, Board Size Range Proposal, Board Size Proposal and Vacancy Proposal are not subject to, or conditioned upon, the effectiveness of the other Eror Consent Proposals. However, the Eror Group has conditioned the effectiveness of the Board Size Proposal upon the effectiveness of the Board Size Range Proposal. If the Board Size Range Proposal is not approved, then stockholders may not fix the Board’s size at 13 members because the Bylaws currently do not permit the Board’s size to exceed 12 members. The Eror Group has also conditioned the effectiveness of the Election Proposal upon the effectiveness of the Vacancy Proposal, and, in part, upon the effectiveness of the Board Size Range Proposal. If the Vacancy Proposal is not approved, then stockholders may not fill any vacancies in the Board and none of the Eror Nominees can be elected pursuant to the Election Proposal. If the Board Size Range Proposal is not approved, then stockholders may not elect all eight of our Nominees to the Board pursuant to the Election Proposal because doing so would result in a Board that would exceed the Board’s maximum size range of 12 members as provided under the current Bylaws.

A consent in favor of all Eror Consent Proposals would be a consent to repeal provisions in the Bylaws duly adopted by the current Board and to appoint the Eror Nominees to the Board, meaning that the Eror Nominees would constitute a majority of the Board.

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REASONS TO REJECT THE EROR CONSENT PROPOSALS

The Eror Consent Proposals would, among other things, appoint the Eror Nominees to the Board, enabling the Eror Group to take control of the Board.

There are several compelling reasons to reject the Eror Consent Proposals:

●	If the Eror Nominees are elected, your Board would be controlled by the Eror Nominees, who have been chosen solely by the Eror Group. The Board believes that it is not in the best interest of all stockholders to give a minority stockholder group control over the Board and the Company, as the Eror Group may have interests different from, and in conflict with, the best interests of all of the Company’s stockholders.

●	The Board believes that the issue of Board representation and composition should not be addressed through consents solicited by the Eror Group. Your Board is being elected at the Company’s annual meetings, with one of each of the three classes of directors being elected annually. As a result, stockholders who believe the current directors are not acting in the best interests of the stockholders have the ability to propose alternative nominees and replace current directors at the next annual meeting of stockholders. The Board believes that control of the Company belongs to all stockholders rather than to the Eror Group, who may have interests different from the best interests of all of the Company’s stockholders, but whose nominees would constitute a majority of the Board and control the Company if the Eror Consent Solicitation is successful.

For the foregoing reasons, YOUR BOARD STRONGLY BELIEVES THAT THE EROR CONSENT PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

YOUR BOARD BELIEVES THAT SUPPORTING THE CURRENT DIRECTORS WILL SERVE THE BEST INTERESTS OF ALL STOCKHOLDERS.

In addition to the reasons indicated above, your Board believes and recommends that you should reject each proposal for the following reasons.

Proposal 1 (Bylaw Restoration Proposal): We recommend rejection of Proposal 1 because this proposal is speculative and is designed to nullify unspecified provisions of the Bylaws that may be adopted by the Board in its efforts to act in and protect the best interests of the Company and its stockholders. Furthermore, the Board’s fiduciary duties require that it retain flexibility to adopt, at any time any amendment to the Bylaws that it believes is proper and in the best interest of the Company’s stockholders. The automatic repeal of any duly adopted Bylaw amendment, irrespective of its content, could have the unfortunate effect of repealing one or more properly adopted Bylaw amendments determined by the Board to be in the best interest of the Company and its stockholders.

Proposal 2 (Board Size Range Proposal): We recommend rejection of Proposal 2 because it is designed to further the Eror Group’s plan to appoint the Eror Nominees to the Board, which we believe is not in the best interests of the Company and its stockholders.

Proposal 3 (Board Size Proposal): We recommend rejection of Proposal 3 because it is designed to further the Eror Group’s plan to appoint the Eror Nominees to the Board, which we believe is not in the best interests of the Company and its stockholders.

Proposal 4 (Vacancy Proposal): We recommend rejection of Proposal 4 because it is designed to further the Eror Group’s plan to appoint the Eror Nominees to the Board, which we believe is not in the best interests of the Company and its stockholders.

Proposal 5 (Election Proposal): We recommend rejection of Proposal 5 because we do not believe that the addition of the Eror Nominees is in the best interest of the Company or is useful for the achievement of the Company’s goal of maximizing value for all of its stockholders.

YOUR BOARD URGES STOCKHOLDERS TO REJECT THE EROR CONSENT PROPOSALS AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

TO SUPPORT YOUR CURRENT DIRECTORS, PLEASE SIGN, DATE AND MAIL

THE ENCLOSED GOLD CONSENT REVOCATION CARD TODAY.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND DELIVER THE ENCLOSED GOLD CONSENT REVOCATION CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU HAVE SIGNED THE WHITE CONSENT CARD FROM THE EROR GROUP.

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BACKGROUND OF THE EROR CONSENT SOLICITATION

On June 26, 2018, the Company terminated Mr. Eror’s employment as the Company’s Chief Executive Officer for cause after an extensive investigation by the Audit Committee and outside counsel engaged by the Audit Committee resulted in the Board’s determination that Mr. Eror had breached his employment agreement due to (i) misappropriation of Company funds, (ii) failure to complete and turn in required expense reports (with respect to hundreds of transactions using Company funds), and (iii) failure to turn over passwords and other codes related to Company operations despite multiple formal requests to do so. The investigation also uncovered several instances what the Board believes was illegal and improper conduct of Mr. Eror, including the violation of privacy laws through the placement of hidden video cameras in private, employee offices (one of which was occupied by a female employee that used her office to frequently change her clothes), and the creation of a hostile and caustic work environment (including through alleged, multiple occurrences of inappropriate comments of a sexual nature and unsolicited touching of employees by Mr. Eror).

On June 27, 2018, following Mr. Eror’s termination, Mr. Eror resigned from the Board. In addition, each of Dr. Robin Smith, Dr. John C. Ruckdeschel, Neil Berkley and Todd Morgan resigned as a director of the Company. The resignation reduced the number of directors serving on the Board from seven to two. The letters of resignation delivered by the resigning directors did not identify any disagreement on any matter relating to the Company’s operations, policies or practices. In fact, two of the four resigning directors, Dr. John C. Ruckdeschel and Neil Berkley, had voted in favor of Mr. Eror’s termination.

On June 28, 2018, the Company took a series of actions to reconstruct the Board and management of the Company. On that day, the Board appointed (i) Michael Garff, the Company’s then-Chief Operating Officer, to serve as the Company’s interim Chief Executive Officer, and (ii) Mr. Garff and Mark Anderson, the Company’s Chief Financial Officer, as directors of the Company.

In early July 2018, the Company identified Jared Bauer as a potential director candidate.

On July 10, 2018, the Company released responses to frequently asked questions related to recent management changes at the Company and indicated to stockholders that the Company intends to hire a new Chief Executive Officer with the strategic and marketing skills and experience needed to lead the Company through FDA marketing authorization toward global commercialization and strategic partnerships.

On or about July 17, 2018, Messrs. Eror, Christiansen and Morgan commenced what the Board believes was an illegal private consent solicitation in violation of Section 14 of the Exchange Act, Regulation 14A promulgated thereunder, Section 13(d) of the Exchange Act and Regulation 13D promulgated thereunder.

On July 18, 2018, the Board interviewed Mr. Bauer as a director candidate.

On July 26, 2018, Mr. Eror delivered a letter to the Company stating his intent to publicly solicit the written consent of stockholders seeking corporate action without a meeting and to request that the Board set a record date immediately, but in no event within ten (10) days, for such action by written consent.

Also, on July 26, 2018, Mr. Eror issued a press release to announce his intention to commence a public consent solicitation at the Company to amend the Bylaws and elect each of Richard Serbin, Todd Morgan, Michael Christiansen, Eric Sokol, Ron Dunford, Steven Eror, Brian Loveridge and Don Patterson to serve as a director of the Company.

On July 30, 2018, the Board appointed Mr. Bauer to the Board, with a term expiring at the Company’s 2020 annual meeting of stockholders, and in connection with Mr. Bauer’s appointment, the Board was expanded to five directors.

On July 31, 2018, the Company filed suit in the United States District Court for the District of Utah alleging an illegal private proxy solicitation by Messrs. Eror, Christiansen and Morgan in violation of Section 14 of the Exchange Act, Regulation 14A promulgated thereunder, Section 13(d) of the Exchange Act and Regulation 13D promulgated thereunder.

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Also, on July 31, 2018, the Eror Group filed a Schedule 13D with the SEC, disclosing combined ownership of 731,377 shares of Common Stock, including 103,175 shares of Common Stock issuable upon the conversion of certain convertible notes, or approximately 18.5% of the Company’s issued and outstanding shares of Common Stock as of the Schedule 13D filing date.

On August 3, 2018, Mr. Eror delivered a letter to the Company’s Corporate Secretary (the “Nomination Notice”) nominating himself, Richard Serbin, Todd Morgan, Michael Christiansen, Eric Sokol, Ron Dunford, Brian Loveridge and Don Patterson as Nominees for election at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”).

On August 6, 2018, the Eror Group filed a preliminary consent statement (as amended, the “Eror Preliminary Consent Statement”) with the SEC, soliciting written consents from the Company’s stockholders to amend the Bylaws and elect each of the Eror Nominees named in the Eror Preliminary Consent Statement to the Board.

On August 7, 2018, the Eror Group filed an amendment to its Schedule 13D with the SEC to disclose, among other things, the delivery of the Nomination Notice.

Also on August 7, 2018, the Eror Group issued a press release to announce, among other things, that they have filed the Eror Preliminary Consent Statement with the SEC.

On August 13, 2018, Mr. Eror sent to the Company a letter requesting certain books and records of the Company, including a list of holders of the Common Stock, pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”). The letter was received at the Company’s principal offices on August 14, 2018.

On August 15, 2018, the Company issued a press release including a letter to its stockholders in which, among other things, it announced that the Company will soon file with the SEC a consent revocation statement, a GOLD consent revocation card, and a more detailed explanation regarding the Board’s reasons for terminating Mr. Eror’s employment as Chief Executive Officer of the Company for cause.

On August 16, 2018, the Eror Group filed Amendment No. 1 to the Eror Preliminary Consent Statement with the SEC, revising, among other things, the Board Size Proposal to increase the size of the Board to 13 directors.

On August 17, 2018, the Company filed a preliminary consent revocation statement with the SEC.

On August 21, 2018, the Company responded to Mr. Eror’s books and records demand.

Also, on August 21, 2018, the Eror Group filed Amendment No. 2 to the Eror Preliminary Consent Statement with the SEC, revising, among other things, the share ownership of the Eror Group from an aggregate of 731,377 shares of Common Stock to an aggregate of 644,252 shares of Common Stock.

On August 22, 2018, the Eror Group filed a definitive consent statement with the SEC (the “Eror Definitive Consent Solicitation”).

Also, on August 22, 2018, Mr. Eror delivered to the Company his first written consent in connection with the Eror Definitive Consent Solicitation.

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QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION

YOUR BOARD URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE EROR GROUP BUT INSTEAD TO SIGN AND RETURN THE GOLD CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

If you have previously signed and returned the Eror Group’s white consent card, you have every right to change your decision and revoke your consent. Whether or not you have signed the white consent card, we urge you to mark the “YES, REVOKE MY CONSENT” or “ABSTAIN” boxes on the enclosed GOLD Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a GOLD Consent Revocation Card. Please act today.

Who is making this consent revocation solicitation?

Your Board of Directors.

What are we asking you to do?

You are being asked to revoke any consent that you may have delivered in favor of the five (5) proposals described in the Eror Consent Solicitation and, by doing so, preserve the current composition of your Board, which will continue to act in your best interests. Even if you have not submitted a white consent card, we urge you to submit a GOLD Consent Revocation Card today.

What is a consent solicitation?

Under Delaware law and the Company’s organizational documents, stockholders may act without a meeting and without a vote if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

What does the Board recommend?

Your Board strongly believes that the solicitation being undertaken by the Eror Group is not in the best interests of all of the Company’s stockholders for the reasons described above. Your Board unanimously opposes the solicitation by the Eror Group and urges stockholders to reject the solicitation and revoke any consent previously submitted.

If I have already delivered a consent, is it too late for me to change my mind?

No. Until the requisite number of duly executed unrevoked consents are delivered to the Company in accordance with Delaware law and the Company’s organizational documents, the consents will not become effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a GOLD Consent Revocation Card, as discussed in the following question.

What is the effect of delivering a GOLD consent revocation card?

By marking the “YES, REVOKE MY CONSENT” and “ABSTAIN” boxes on the enclosed GOLD Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Eror Group. Even if you have not submitted a consent card, we urge you to submit a GOLD Consent Revocation Card. Although submitting a GOLD Consent Revocation Card will have no legal effect if you have not previously submitted a consent card, we urge you to submit a GOLD Consent Revocation Card because it will help us keep track of the progress of the consent process.

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What should I do to revoke my consent?

Mark the “YES, REVOKE MY CONSENT” and “ABSTAIN” boxes next to each proposal listed on the enclosed GOLD Consent Revocation Card. Then, sign, date and return the GOLD Consent Revocation Card today in the envelope provided. It is important that you date the GOLD Consent Revocation Card when you sign it.

What happens if I do nothing?

If you do not send in any consent that the Eror Group may send you and do not return the enclosed GOLD Consent Revocation Card, it will have the effect of your not consenting to the Eror Consent Proposals.

What is your Board’s position with respect to the Eror Consent Proposals?

Your Board has unanimously determined that the Eror Consent Proposals are not in the best interests of the Company’s stockholders and that stockholders should reject the proposals. Your Board’s reasons and recommendations are contained in the section entitled “Reasons to Reject the Eror Consent Proposals.”

What does your Board of Directors recommend?

The Board unanimously concluded that the Eror Consent Proposals are not in the best interests of the Company and its stockholders. As a result, your Board unanimously opposes the solicitation by the Eror Group and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the Eror Consent Proposals?

In accordance with Delaware law and the Bylaws, the Board set August 13, 2018 as the Record Date for the determination of the Company stockholders who are entitled to execute, withhold or revoke consents relating to the Eror Consent Proposals. Only stockholders of record as of the close of business on August 13, 2018 may execute, withhold or revoke consents with respect to the Eror Consent Proposals.

If I submit a GOLD Consent Revocation Card revoking my consent, can I subsequently revoke such consent revocation?

If you change your mind after submitting a consent revocation on the enclosed GOLD Consent Revocation Card, you can submit a later dated consent to the Eror Group thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to the Eror Group would have the effect of revoking the earlier dated consent revocation delivered to ProLung.

When will the consents become effective?

Under Section 228 of the DGCL and the Bylaws, the Eror Consent Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company. On August 22, 2018, Mr. Eror delivered to the Company his first written consent in connection with the Eror Definitive Consent Solicitation, and thus the Eror Consent Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company no later than October 21, 2018; provided, however, that the Election Proposal is subject to, in part, the adoption of the Vacancy Proposal. These rules notwithstanding, written consents will have no binding effect on the Company if they are submitted in respect of a proposal that is not a proper matter for stockholder action under the Company’s organizational documents.

Who should I call if I have questions about the solicitation?

Please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

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THE CONSENT REVOCATION PROCEDURE

Voting Securities and Record Date

In accordance with Delaware law and the Company’s organizational documents, the close of business on August 13, 2018 has been established as the Record Date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Eror Consent Solicitation. As of the Record Date, there were 3,861,848 shares of the Company’s Common Stock outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one consent or revocation of consent per share.

Only stockholders of record as of the Record Date are eligible to execute, withhold or revoke consents in connection with the Eror Consent Proposals. Persons beneficially owning shares of Common Stock (but not holders of record), such as persons whose ownership of Common Stock is held through a broker, bank or other financial institution should contact such broker, bank or financial institution and instruct such person to execute the GOLD Consent Revocation Card on their behalf. Any abstention on an executed GOLD Consent Revocation Card will have the same effect as voting against the Eror Consent Proposals and revoking any prior consent on the Eror Consent Proposals. Any failure to consent will have the same effect as withholding consent from the Eror Consent Proposals. You may execute, withhold or revoke consents at any time before or after the Record Date, provided that any such consent or revocation will be valid only if you were a stockholder of record of the Company as of the close of business on the Record Date and the consent or revocation was otherwise valid.

Effectiveness of Consents

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under Section 228 of the DGCL and the Bylaws, the Eror Consent Proposals will become effective if valid unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company, in the manner required by Delaware law, within sixty (60) days of the earliest-dated consent delivered to the Company.

On August 22, 2018, Mr. Eror delivered to the Company his first written consent in connection with the Eror Definitive Consent Solicitation, and thus the Eror Consent Proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Common Stock outstanding as of the Record Date are delivered to the Company no later than October 21, 2018; provided, however, that the Election Proposal is subject in part to the adoption of the Vacancy Proposal. Taking no action with the white consent card will in effect be rejecting the Eror Consent Proposals. Abstentions, failures to consent and broker non-votes will have the same effect as withholding consent. These rules notwithstanding, written consents will have no binding effect on the Company if they are submitted in respect of a proposal that is not a proper matter for stockholder action under the Company’s organization documents.

Because the Eror Consent Proposals could become effective before the expiration of the 60-day period discussed above, we urge you to act promptly and return the GOLD Consent Revocation Card today.

Effect of GOLD Consent Revocation Card

A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a GOLD Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to the Eror Group. Stockholders are urged, however, to deliver all consent revocations in the enclosed postage-paid envelope provided or to ProLung, Inc., 757 E. South Temple, Suite 150, Salt Lake City, UT 84102-1230. The Company requests that if a revocation is instead delivered to the Eror Group, a copy of the consent revocation also be delivered in the envelope provided so that the Company will be aware of all consent revocations and so that the inspector of elections can accurately account for all revocations. If you return your GOLD Consent Revocation Card by facsimile, please be sure to fax both sides.

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When marking boxes on the GOLD consent card, “YES, REVOKE MY CONSENT” and “ABSTAIN” votes will have the effect of revoking a prior consent.

If you sign and date the consent revocation card but make no direction, you will be treated as having revoked your consent with respect to the Eror Consent Proposals, except that you will not be treated as having revoked your consent to election of any director whose name is written in the space provided in the GOLD consent revocation card.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your GOLD Consent Revocation Card to the Company or to the Eror Group or by delivering to the Eror Group a subsequently dated white consent card that the Eror Group sent to you.

The revocation of any previously delivered consent or consent revocation must be signed, have a subsequent date than the previously delivered consent or consent revocation and is not required to state the number of shares held unless you wish to revoke your consent with respect to less than all shares as to which you previously consented, in which case you must state the number of shares to which your revocation relates. In addition, if you have more than one account with respect to which you have delivered a consent, the revocation should identify the relevant account the consent for which is being revoked.

If you have any questions about how to complete or submit your GOLD Consent Revocation Card or any other questions, please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should follow the instructions on the GOLD Consent Revocation Card to vote your shares. Alternatively, you can contact the person responsible for your account and direct him or her to execute the enclosed GOLD Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, at the address or facsimile number set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE EROR GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE GOLD CONSENT REVOCATION CARD ACCOMPANYING THIS CONSENT REVOCATION STATEMENT. WHEN MARKING BOXES ON THE GOLD CONSENT CARD, ONLY “YES, REVOKE MY CONSENT” AND “ABSTAIN” WILL HAVE THE EFFECT OF REVOKING A PRIOR CONSENT. IF YOU SIGN AND DATE THE GOLD CONSENT REVOCATION CARD BUT MAKE NO DIRECTION, YOU WILL BE TREATED AS HAVING REVOKED YOUR CONSENT WITH RESPECT TO THE EROR CONSENT PROPOSALS, EXCEPT THAT YOU WILL NOT BE TREATED AS HAVING REVOKED YOUR CONSENT TO THE ELECTION OF ANY DIRECTOR, WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ON THE GOLD CONSENT REVOCATION CARD.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any white consent cards. Instead, you can reject the solicitation efforts of the Eror Group and revoke your consent by promptly completing, signing, dating and returning the enclosed GOLD Consent Revocation Card in the envelope provided. Please be aware that if you sign a GOLD card but do not check any of the boxes on the card, you will be treated as having revoked any prior consent to all of the Eror Consent Proposals except that you will not be treated as having revoked your consent to election of any director whose name is written in the space provided in the GOLD consent revocation card.

Results of Consent Revocation Statement

The Company intends to retain an independent inspector of elections in connection with the Eror Consent Solicitation. The Company intends to notify stockholders of the results of the Eror Consent Solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K, promptly following the receipt of a final report of the inspector of elections.

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SOLICITATION OF CONSENT REVOCATIONS

Cost and Method

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s consent revocation solicitation (other than salaries and wages of officers and employees) will be approximately $50,000, of which approximately $15,000 has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s Common Stock.

Participants in the Company’s Solicitation

Under applicable SEC regulations, each of the Company’s directors and certain executive officers and other employees of the Company are deemed to be “participants” in this consent revocation solicitation. Please refer to the sections entitled “Security Ownership of Certain Beneficial Owners and Management” in Annex A and “Certain Information Regarding Participants in this Consent Revocation Solicitation” in Annex B for information about our directors and certain of our executive officers who may be deemed to be participants in the solicitation. Except as described in this Consent Revocation Statement, there are no agreements or understandings between the Company and any such participants relating to employment with the Company or any future transactions.

Other than the persons described above, no general class of employee of the Company will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Except as set forth above, neither the Company nor any person acting on its behalf has employed, retained or agreed to compensate any person to make solicitations or recommendations to stockholders of the Company concerning the consent revocation solicitation.

APPRAISAL RIGHTS

Holders of shares of Common Stock do not have appraisal rights under Delaware law in connection with the Eror Group Consent Proposals or this Consent Revocation Statement.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

To be considered for inclusion in this year’s proxy materials in connection with the 2018 Annual Meeting, your proposal must be submitted in writing by August 8, 2018 to ProLung’s President and Chief Executive Officer 757 East South Temple, Suite 150, Salt Lake City, Utah 84012, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

Nominations of persons for election as directors of the Company must be made consistent with the provisions of the Company’s Bylaws, including the requirement that the stockholder must provide timely notice of the nomination in proper written form to the Secretary of the Company.

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Pursuant to rules adopted by the SEC, if a stockholder intends to propose any matter for a vote at the 2018 Annual Meeting, but fails to notify the Company of such intention prior to the earlier to occur of the mailing of the proxy statement for the 2018 Annual Meeting and August 8, 2018 (as such date may be updated by a disclosure in the Form 10-Q the Company), then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS

This Consent Revocation Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, may be viewed online at www.prolunginc.com, under “SEC Filings” in the “Investor Relations” section. The Board’s Nominating and Governance Committee Charter, which includes guidelines for determining director independence and qualifications for directors, are published on ProLung’s website at www.prolunginc.com. In addition, each of the Audit Committee, Compensation and Science Committees of the Board acts under a written charter. All of these documents may be viewed online on the Company’s website at www.prolunginc.com under “Governance Highlights” in the “Investor Relations” section. These materials are also available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters and key practices as warranted.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF CONSENT REVOCATION MATERIALS

The consent revocation materials for the Company’s solicitation of consent revocations, including this Consent Revocation Statement, are available over the Internet on our website at www.prolunginc.com. Information on our website does not constitute part of the Company’s consent revocation materials.

OTHER MATTERS

The only matters for which the participants intend to solicit revocations of consents are set forth in this Consent Revocation Statement. However, if consents are solicited by the Eror Group or any other person on any other matter, the participants may determine that it is in the best interests of the Company and its stockholders to solicit revocations of consents with respect to such additional matters.

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

The Board urges you NOT to return any white consent card solicited from you by the Eror Group. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed GOLD Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the white consent card.

For additional information or assistance, please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

We appreciate your support and encouragement.

WE URGE STOCKHOLDERS TO REJECT THE EROR CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY, IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

WHERE YOU CAN FIND MORE INFORMATION

Certain additional information, including with respect to our Board and the Company’s executive officers, executive compensation, corporate governance, Board composition and Board independence, related person transactions and the Company’s review of such transactions, beneficial ownership of our Common Stock and information regarding certain individuals who may be deemed to be participants in our solicitation of consent revocations, is attached to this Consent Revocation Statement as annexes hereto and is incorporated herein by reference.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our website, the address of which is www.prolunginc.com. The information provided on our website is not part of this Consent Revocation Statement, and therefore is not incorporated by reference.

Stockholders are entitled to express their views regarding the topics raised in this Consent Revocation Statement or other matters directly to the Company through written communications sent directly to the attention of the Board, any individual director or the non-employee directors as a group, by written communications addressed in care of ProLung, Inc., 757 East South Temple, Suite 150, Salt Lake City, Utah 84102.

If you have any questions or need any assistance about giving your consent revocation, please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

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ANNEX A

CERTAIN ADDITIONAL INFORMATION

Under applicable SEC regulations, each member of the Company’s Board and certain of its executive officers and other employees are deemed “participants” in the solicitation of revocations of consents in connection with the Eror Consent Proposals. The following sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors of the Company and each other participant who may solicit revocations of consents from stockholders of the Company.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The principal occupations of the Company’s directors and executive officers who are deemed participants in the solicitation are set forth below in this Consent Revocation Statement. The name of the participants’ organization of employment are as follows and, unless otherwise set forth below, the principal business address of each such person is c/o ProLung, Inc., 757 East South Temple, Suite 150, Salt Lake City, Utah 84012:

Name	Age	Title	Director or Officer Since
Michael Garff	35	Interim Chief Executive Officer, Chief Operating Officer and Director	2009
Mark V. Anderson	50	Chief Financial Officer and Director	2017
Robert W. Raybould	82	Director	2012
J. Scott Nixon	58	Director	2016
Jared Bauer	37	Director	2018

The following is a brief description of the background and principal occupation of each director and executive officer:

Michael Garff — Mr. Garff has served as our Chief Operating Officer since May 2009 and as Interim Chief Executive Officer and a director since June 2018. In that capacity, Mr. Garff has had primary responsibility for the operational side of our business, including our pending clinical validation study, and has worked closely with the rest of our team of qualified professionals to move our product development efforts forward. As a result of his experience and long tenure with ProLung, Mr. Garff is especially well-suited to oversee our near-term operations, including the completion of our clinical validation study and our application for FDA marketing authorization. Prior to joining us, he worked at the Pierre Lassonde New Venture Development Center where he served as a Director from 2007 to 2009. Mr. Garff worked as a business analyst for the Biomedical Informatics Department of the University of Utah from 2008 to 2009. Mr. Garff was a project manager at US Bank from 2005 to 2008. Mr. Garff received a BA in Business Finance and an MBA from the University of Utah.

Mark V. Anderson — Mr. Anderson, became our Chief Financial Officer in June 2017 and a director of the Company in June 2018. Prior to joining us, Mr. Anderson was a partner with Eide Bailly LLP and previously Hansen, Barnett and Maxwell, both public accounting firms. During Mr. Anderson’s 24 years in public accounting, his roles included engagement partner over public and private companies in many industries, including work on filings with the Securities and Exchange Commission on behalf of his clients. Mr. Anderson holds both a Bachelor of Science and Masters of Professional Accounting degree from Weber State University.

Robert W. Raybould — Mr. Raybould has served as one of our directors since January 2012. Mr. Raybould began his career in the US Army and Eastman Kodak and became a financial planner. In 1971, he co-founded Realvest (a real estate investment company) and then sold its holdings between 1981 and 1984. Realvest again syndicated real estate in the early 1990’s and sold in 1997. In 1987, Mr. Raybould assisted in founding TRI Capital Corporation (a mortgage-banking firm) and served as a member of its Board of Directors until 2005. In 1995, he assisted in the formation of DTM Research, LLC and served as Chairman of the Board from its formation until 2006. In 1999, he founded Greenhill Financial (now Arlington Value Capital, LLC) and served as one of its managing partners until 2006. From 2007 to present, Mr. Raybould has been actively investing in companies. Mr. Raybould holds a BS in Banking and Finance and an MBA from the University of Utah.

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J. Scott Nixon — Mr. Nixon, a Certified Public Accountant, has served as one of our directors since November 2016. Mr. Nixon retired in 2015 as a partner with PwC where he spent over 31 years in various roles including Office Managing Partner and engagement partner over public and private companies in many industries. His career involved providing audit and business advisory services. Mr. Nixon was involved in numerous complex filings with the SEC on behalf of his clients. In 2007, Mr. Nixon returned from a four-year assignment in São Paulo, Brazil where he represented various interests of the PwC global firm to the 18-member firms in South and Central America and led the implementation and compliance of the Sarbanes-Oxley requirements in those countries. Mr. Nixon serves on the Board of Directors for USANA Health Sciences, Inc. (NYSE: USNA) as well as several boards of directors of private entities and is a National Association of Corporate Directors (NACD) Governance Fellow. He holds both a BA and Master of Accounting from Utah State University.

Jared Bauer — Mr. Bauer has been the Chief Executive Officer of ApolloDx, LLC, an in vitro mobile point-of-care diagnostic company, since April 2014. In addition, since June 2017, Mr. Bauer has been the Chief Executive Officer of CibusDx Inc., a company delivering technology that improves food safety testing. Mr. Bauer co-founded and led the Idaho Business Council, a non-partisan collaboration between the State’s business community and all of its research universities to promote Idaho-based research and economic development. In 2012, Mr. Bauer founded Exuro Medical, a developer and supplier of first aid burn care products, where he worked as Chief Executive Officer until December 2016. Mr. Bauer led the Exuro team to expand BurnFree distribution to 58 countries, managing regulatory processes, re-working quality systems and making BurnFree the second largest burn treatment product line in the world. Mr. Bauer led Exuro Medical through a successful exit transaction in 2016. Mr. Bauer currently serves as a trustee at The Oliver Fund, a non-profit he co-founded, and has recently served as an adjunct professor of entrepreneurship at LDS Business College. Mr. Bauer earned a master of business administration degree from Boise State and a bachelor of science degree in economics from the University of Utah.

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Director Nominations and Board Composition

When seeking candidates for director, the Nominating and Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the Nominating and Governance Committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The Nominating and Governance Committee may also ask the candidate to meet with Company management or other members of our Board. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the Nominating and Governance Committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election. To date, the Nominating and Governance Committee has not engaged a professional search firm to assist in identifying candidates for service on the Board.

Although no formal diversity policy is in place, in performance of its duties the Board believes that the backgrounds and qualifications of the Board, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities. Therefore, the Nominating and Governance Committee considers diversity in identifying nominees for directors, as described in more detail below. In this regard, the Board views diversity in a broad sense, including on the basis of business experience, industry knowledge and experience, public service experience, gender and ethnicity.

Before nominating a sitting director for reelection, the Nominating and Governance Committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and the Company’s continued compliance with its contractual obligations and applicable law, rules and regulations

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the Nominating and Governance Committee takes into account a number of factors, including the following:

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●	Independence from management;
●	Age, gender and ethnic background;
●	Relevant business experience;
●	Judgment, skill and integrity;
●	Existing commitments to other businesses;
●	Potential conflicts of interest;
●	Corporate governance background;
●	Financial and accounting background;
●	Executive compensation background; and
●	Size and composition of the existing Board.

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates to serve as directors of the Company. Under the Company’s policy on stockholder recommendations, it is obligated only to accept recommendations from persons or groups who have held 5% or more of the Company’s common stock for more than a year, and only one nominee from each such group. Stockholders wishing to suggest a candidate must contact the Nominating Committee Chair in writing at ProLung, Inc., Attn: Nominating Committee Chair, 757 East South Temple, Suite 150, Salt Lake City, Utah 84012 and include the following:

●	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the Nominating and Governance Committee;
●	The class and number of shares of Common Stock owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and the length of time such stockholder has held such shares;
●	The name, age and address of the candidate;
●	A description of the candidate’s business and educational experience;
●	The class and number of shares of Common Stock, if any, owned by the candidate, and length of time such candidate has held such shares;
●	Information regarding each of the foregoing criteria the Nominating and Governance Committee generally considers, other than the factor regarding Board size and composition, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;
●	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
●	A description of any relationship or understanding between the stockholder and the candidate; and
●	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Our Bylaws provide that the Board shall consist of one or more members, with such number to be determined by the Board. The whole Board currently consists of five members. In accordance with our Third Amended and Restated Certificate of Incorporation (as amended, the “Charter”), our Board is divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

CORPORATE GOVERNANCE

Board Leadership Structure

Robert W. Raybould currently serves as the Vice-Chairman of the Board. The Board believes that the separate roles of Chairman of the Board, or in the absence of the Chairman of the Board, the Vice-Chairman of the Board, and Chief Executive Officer currently provides the preferred form of leadership for the Company. The Board believes that the depth of Mr. Raybould’s business education, expertise, and executive management, leadership and entrepreneurial experience qualify him for service as Vice-Chairman of the Board.

The Board believes that no single leadership model is appropriate for all companies at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as having the same person serve as Chairman, or in the absence of the Chairman of the Board, the Vice-Chairman of the Board, and Chief Executive Officer may be appropriate. Based upon the Company’s future needs and resources, the Board may determine to modify the existing leadership structure in the future.

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Board Risk Oversight

The Board is involved in assessing and managing risks that could affect the Company. One of the roles of the Board is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company’s business, and the implementation by management of appropriate systems to deal with such risks. The Board fulfills these responsibilities either directly or, as appropriate, through delegation to individual directors or committees.

The Audit Committee is generally responsible for oversight of risks such as those relating to the quality and integrity of the Company’s financial reports and the independence and qualifications of the Company’s independent registered public accounting firm.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including familial relationships, our Board has determined that Mr. Raybould, Mr. Nixon and Mr. Bauer, representing three of our five directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined in the Listing Rules of the Nasdaq Stock Market. Due to being the Interim Chief Executive Officer and Chief Operating Officer, the remaining Board has determined that Mr. Garff is not independent under the applicable rules and regulations of the SEC. Due to being the Chief Financial Officer, the remaining Board has determined that Mr. Anderson is not independent under the applicable rules and regulations of the SEC. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Code of Conduct

We have adopted a written code of business conduct and ethics that applies to all our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, and agents and representatives. The full text of our code of business conduct and ethics is posted on our website at www.prolunginc.com. The Nominating and Governance committee of our Board will be responsible for overseeing our code of business conduct and ethics and any waivers applicable to any director, executive officer or employee. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives, on our website identified above.

Communicating Concerns to Directors

Stockholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

Board of Directors or Name of Individual Director(s)

c/o President and Chief Executive Officer

ProLung, Inc.

757 East South Temple, Suite 150

Salt Lake City, Utah 84012

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Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Our Board has also established a Science and Technology Committee consisting of directors, employees and consultants. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees to facilitate the management of our business. Additional information about composition and functions of our Audit Committee, Compensation Committee and Nominating and Governance Committee is provided below.

The table below indicates the names of the directors serving on the Audit, Compensation, Nominating and Governance and Science and Technology Committees as of the date of this Consent Revocation Statement.

Committees and Current Membership	Committee Functions
Audit Committee(1) J. Scott Nixon(2) Robert W. Raybould	●	Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system.
	●	Review and appraise the audit efforts of the Company’s independent accountants.
	●	Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues.
	●	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

Compensation Committee J. Scott Nixon	●	Review and approve the Company’s compensation and benefit programs. For this purpose, compensation shall include:
Robert W. Raybould		○ annual base salary;
○ annual incentive opportunity;
○ stock option or other equity participation plans;
○ profit-sharing plans;
○ long-term incentive opportunity;
○ the terms of employment agreements, severance agreements, and change in control agreements, in each case as, when and if appropriate;
○ any special or supplemental benefits; and
○ any other payments that are deemed compensation under applicable SEC rules.

Nominating and Corporate Governance Committee	●	Assist the Board by identifying qualified candidates for director, and recommend to the Board the director nominees for the next annual meeting of stockholders.
	●	Lead the Board in its annual review of the Board’s performance.
	●	Recommend to the Board director nominees for each Board Committee.
	●	Develop and recommend to the Board corporate governance guidelines applicable to the Company.

Science and Technology Committee	●	Assist the Board in ensuring that the research and development (“R&D”) carried out or supported by the Company is optimized to support the strategic goals of the Company.
	●	Provide recommendations to the Board on key strategic and tactical issues relating to the Company’s R&D activities.
	●	Assess the potential impact of new devices, processes and procedures on the Company’s products(s).

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(1)	The Board has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate.
(2)	“Audit Committee Financial Expert,” as determined by the Board, as such term is currently defined in Item 407(d)(5) of Regulation S-K.

None of the members of our Compensation Committee are or have been officers or employees of us or any of our subsidiaries or had during 2018 a relationship requiring disclosure as a related party transaction.

Audit Committee

The Audit Committee is responsible for assisting our Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention, termination and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement.

Our Audit Committee consists of Messrs. Nixon and Raybould. Our Board has determined that Messrs. Nixon and Raybould are independent under Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Mr. Nixon. Our Board has determined that Mr. Nixon is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulations S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements, in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Board has adopted a written Audit Committee Charter, a copy of which is available on the Company’s website, www.prolunginc.com. The Audit Committee met four (4) times during 2017.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, the compensation of the chief executive officer and approves, or recommends to our Board for approval, the compensation for other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

Our Compensation Committee consists of Messrs. Nixon and Raybould. Our Board has determined that Messrs. Nixon and Raybould are independent and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the US Internal Revenue Code of 1986, as amended. The chair of our Compensation Committee is Mr. Raybould.

The Board has adopted a written Compensation Committee Charter, a copy of which is available on the Company’s website, www.prolunginc.com. The Compensation Committee was formed in 2017 and met four (4) times during 2017.

Nominating and Governance Committee

The Nominating and Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, the Nominating and Governance Committee is responsible for developing and recommending corporate governance guidelines to our Board, as applicable to the Company.

No directors have presently been appointed to serve on the Nominating and Governance Committee, and our Board currently performs the functions associated with the Nominating and Governance Committee. The Board plans to appoint members to the Nominating and Governance Committee whereby each such member would be a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, an independent director and would be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by our Board in accordance with the applicable Nasdaq Listing Rules.

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The Board has adopted a written Nominating and Governance Committee Charter, a copy of which is available on the Company’s website, www.prolunginc.com. The Nominating and Governance Committee was formed in 2017 and met four (4) times during 2017.

Meetings and Attendance

In 2017, the Board held four (4) Board meetings, four (4) Audit Committee meetings, four (4) Compensation Committee meetings and four (4) Nominating and Governance Committee meetings. During 2017, each of our directors attended at least 75% of the meetings of the Board and the meetings of the committees of the Board on which that director served. We do not have a policy on whether directors are required to attend annual meetings of stockholders, although all of our directors then in office attended the 2017 Annual Meeting.

Executive sessions of independent directors are held, at a minimum, in conjunction with each quarterly Board meeting. Any non-employee director can request that an executive session be scheduled. The independent directors also meet from time to time with the Chairman of the Board.

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REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS

The information contained in this Audit Committee Report and references in this Consent Revocation Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter approved by the Board.

The Audit Committee provides oversight of the Company’s accounting and financial reporting processes, systems of internal accounting and financial controls and the audits of the Company’s financial statements. The Audit Committee reviewed with the Company’s independent registered public accounting firm and management the financial information included in the Company’s audited financial statements. All members of the Audit Committee are “independent,” as defined in the Marketplace Rules of The Nasdaq Stock Market.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards in the U.S. and for expressing an opinion on those financial statements based on its audit. The Audit Committee reviews these processes on behalf of the Board.

The Audit Committee has reviewed and discussed with our management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.16, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and all other matters required to be discussed by PCAOB.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC. At the 2017 Annual Meeting, the stockholders ratified the selection of MaloneBailey, LLP for the year ending December 31, 2017.

Audit Committee for fiscal year 2017:

J. Scott Nixon (Chairman)

Todd Morgan

Robert W. Raybould

The foregoing report of the audit committee to stockholders is not “soliciting material,” is not deemed to be filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 26, 2018, the number of shares of our Common Stock that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each named executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,861,848 shares of our Common Stock issued and outstanding as of August 26, 2018. Unless otherwise indicated, the address of each person listed is care of ProLung, Inc., 757 East South Temple, Suite 150, Salt Lake City, Utah 84102.

Name of Officer or Director	Title of Class	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Michael Garff, Interim Chief Executive Officer and Director	Common	74,999	(3)	1.9%
Mark V. Anderson, Chief Financial Officer and Director	Common	15,624	(4)	*
Robert W. Raybould, Vice-Chair of the Board and Director	Common	184,359	(5)	4.8%
J. Scott Nixon, Director	Common	16,404	(6)	*
Jared Bauer, Director	Common	-		-
Rex Chin-Wei Yung, M.D., Chief Scientific Officer	Common	25,000		*
Andrew C. Robertson, Chief Marketing Officer	Common	12,188	(7)	*
Jeffrey S. O’Driscoll, M.D., Chief Medical Officer	Common	63,440	(8)	1.6%
Kristin M. Larson, Director of Clinical Affairs	Common	9,375	(9)	*
All Directors and Officers as a group (nine persons)	Common	251,004		10.2%
5% Stockholders:
The Eror Group	Common	644,252	(10)	16.3%

*	Less than 1%

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(1)	The number of shares included on this table includes those shares owned by the beneficial owner’s spouse, and entity or trust controlled by the beneficial owner, or owned by another person in the owner’s household.
(2)	Beneficial Ownership for each officer or director is calculated as if that all options, warrants or other rights to acquire Common Stock exercisable within 60 days held by that officer or director have been exercised (but that no other person has been exercised any such rights).
(3)	Includes 15,624 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(4)	Includes 15,624 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(5)	Includes 12,106 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(6)	Includes 16,404 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(7)	Includes 12,188 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(8)	Includes 44,064 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(9)	Includes 9,375 shares of Common Stock subject to options, warrants or other rights to acquire Common Stock that are exercisable as of, or within 60 days of, the date of this table.
(10)

Based on the Schedule 13D filed with the SEC on July 31, 2018, as amended Schedule 13D/A filed with the SEC on August 7, 2018, as amended filed August 21, 2018 (collectively, the “Schedule 13D”), by Richard Serbin, Todd Morgan, Michael Christiansen, Eric Sokol, Ron Dunford, Steven Eror, Brian Loveridge and Don Patterson (each, a “Reporting Person” and collectively, the “Reporting Persons” that reports shared voting and shared dispositive power with respect to 644,252 shares of Common Stock as of August 21, 2018, including 103,175 shares of Common Stock issuable upon the conversion of certain convertible notes of the Company. Each of the Reporting Persons is party to that certain Joint Filing and Solicitation Agreement, as further described in the Schedule 13D and disclaims beneficial ownership of the shares reported except to the extent of his pecuniary interest therein. Messrs. Serbin and Christiansen have sole voting power over 0 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 0 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Morgan has sole voting power over 172,188 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 172,188 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Sokol has sole voting power over 277,621 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 277,621 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Dunford has sole voting power over 39,683 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 39,683 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Eror has sole voting power over 87,125 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 87,125 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Loveridge has sole voting power over 8,900 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 8,900 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Patterson has sole voting power over 58,735 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 58,735 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Eror’s principal business address is 1557 South Highway 87, Upalco, Utah 84077. Mr. Serbin’s principal business address is 1330 Avenue of the Americas, 14th Floor, New York, New York 10019. Mr. Christiansen’s principal business address is 12020 Southern Highlands Parkway, Apartment 1223, Las Vegas, Nevada 89141. Mr. Morgan’s principal business address is 1250 Ivy Place, Kaysville, Utah 84037. Mr. Sokol’s principal business address is 8269 Lookout Pointe Drive, Windermere, Florida 34786. Mr. Dunford’s principal business address is 65 East Wadsworth Park Drive, Suite 207, Draper UT 84020. Dr. Loveridge’s principal business address is 6067 Creekside Drive, Mountain Green, Utah 84050. Mr. Patterson’s principal business address is 1145 West Gary Avenue, Gilbert, Arizona 85233.

DIRECTOR COMPENSATION

Compensation is determined by our Compensation Committee in accordance with the Compensation Committee Charter. Compensation decisions are based upon the Compensation Committee’s subjective determination of what salaries the Company can afford with its limited resources and what level of equity-based compensation is necessary to attract and retain key personnel. Based upon the subjective knowledge of the industry and other public companies, the Company believes that its salaries currently in place or proposed for its directors are at market for early stage biotechnology companies; however the Board has conducted no formal survey or comparison.

Our compensation for non-employee directors is designed to be competitive with our peer group of early stage biotechnology companies, link rewards to business results and stockholder returns and facilitate increased ownership of our stock. We do not have a retirement plan for non-employee directors. Our executive officers are not paid additional compensation for their services as directors.

Each member of the Board is awarded cash and options to purchase shares of Common Stock for services on the Board. Additionally, members of the Board that serve as Chairman of the Board or Chairman of various committees are awarded additional cash and options. Cash amounts are paid and/or accrued quarterly. Options are awarded annually and vest quarterly. In the event of early termination of services, a pro rata portion of the options are required to be returned to the Company, unless such forfeiture is waived by the Board at its discretion. Under the compensation principles approved by the Board, yearly cash and shares of Common Stock are awarded to Directors as follows:

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●	The Chairman of the Board receives $73,000 and an award of 7,500 options for each year of service.
●	The Chairman of the Audit Committee receives $73,000 and an award of 5,000 options for each year of service.
●	The respective Chairman of the Nominating Committee, Compensation Committee and the Science and Technology Committee each receives $60,000 and an award of 3,750 options for each year of service.
●	All remaining Board Members receive $48,000 and an award of 2,500 options for each year of service.

2017 Non-Employee Director Compensation

The following table shows compensation paid to each of our non-officer directors who served during the fiscal year ended December 31, 2017.

Name & Principal Position	Fees Earned or Paid	Stock Awards(2)	Option Awards(2)	Other	Total
Robert Raybould, Director(1)	$30,000	$-	$37,490	$-	$67,490
J. Scott Nixon, Director(1)	$36,500	$-	$45,005	$-	$81,505

(1) The amounts represent fees paid or accrued by us during the past year pursuant to service as a Director on the Board.

(2) Represents the aggregate grant date fair value of options to purchase 6,250, and 7,500 shares of Common Stock issued in August 2017 to Mr. Raybould, and Mr. Nixon, respectively in accordance with FASB ASC. Options were granted as compensation for service as Directors on the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Summary Table. The following table provides details with respect to the total compensation of the Company’s named executive officers during the years ended December 31, 2017, and 2016. The Company’s named executive officers are (a) each person who served as the Company’s Chief Executive Officer during 2017, (b) the next two most highly compensated executed officers serving as of December 31, 2017, whose total compensation exceeds $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2017.

Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (4)(5)(6)	All Other (7)	Total

Steven C. Eror, President(1)	2017	$290,000	$16,667	$-	$533,337	$24,000	$864,004
	2016	$290,000	$-	$-	$-	$-	$290,000

Mark Anderson, Chief Financial Officer(2)	2017	$94,731	$-	$-	$213,019	$-	$307,750
	2016	$-	$-	$-	$-	$-	$-

Michael Garff, Chief Operating Officer(3)	2017	158,400	$-	$-	$213,019	$-	$371,419
	2016	144,000	$-	$-	$-	$-	$144,000

(1)	Mr. Eror served as President up until June 2018, and as of the date of this Consent Revocation Statement, he is no longer a named executive officer due to his termination by the Company.

(2)	Mr. Anderson was appointed as Chief Financial Officer in June 2017.

(3)	Mr. Garff had served as Chief Operating Officer since June 2009 up until his appointment as Interim Chief Executive Officer in June 2018.

(4)	Includes the aggregate grant date fair value of options to purchase 9,375, 31,250 and 31,250 shares of Common Stock issued on November 10, 2017 to Mr. Eror, Mr. Anderson and Mr. Garff, respectively in accordance with FASB ASC.

(5)	Includes the aggregate grant date fair value of options to purchase 5,000 shares of Common Stock issued on August 24, 2017 to Mr. Eror as compensation for his service on our Board.

(6)	Includes the probable issuance of 75,000 performance-based options issued to Mr. Eror. The performance criteria are mentioned below. The grant date fair value of these options is $472,000. If all performance conditions were met, we would be required to issue Mr. Eror 150,000 options which had a grant date fair value of $900,000.

(7)	The amounts represent fees paid or accrued by us to the executive officers for service as a director on the Board.

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Employment Agreements and Incentive Compensation

Effective August 1, 2013, we entered into an employment agreement contract with Steven C. Eror, our Chief Executive Officer, which employment agreement was amended on March 29, 2017, effective August 1, 2016. This agreement, as amended, provides for an annual salary of $290,000. As incentive compensation, the employment agreement provides that Mr. Eror will be granted a stock option with a 10-year term. On August 9, 2017, the Compensation Committee of the Board granted the stock option described below at an exercise price of $8.00 per share.

The stock option provides that it vest, if at all, with respect to a number of shares dependent upon when, or if, FDA approval is obtained for the marketing of the Company’s products:

●	112,500 shares if FDA approval is obtained after January 1, 2018 and on or before July 1, 2018;
●	75,000 shares if FDA approval is obtained after July 1, 2018 and on or before January 1, 2019;
●	37,500 shares if FDA approval is obtained after January 1, 2019 and on or before January 1, 2020.

The employment agreement also has customary provisions for other benefits and reimbursement of expense and includes protective provisions in favor of the Company, such as 24-month non-competition and non-solicitation provisions and invention assignment provisions. The term of the agreement was extended by the amendment until August 1, 2019 and will be automatically extended for successive one-year periods unless either party to the agreement objects to such extension by written notice to the other party at least 180 days prior to the expiration of the initial term or any extension term. The agreement may also be terminated for cause. The agreement provides for a severance payment to Mr. Eror upon the termination of his employment as follows (a) an amount equal to one-half of the base salary in effect on the date of the termination of the agreement to be paid in cash over six months, and (b) an amount equal to one-half of the base salary in effect on the date of termination to be paid in shares of Common Stock, at fair market value. The agreement does not include any additional or different provisions addressing change of control events. The agreement was terminated by the Company for cause on June 26, 2018, and Mr. Eror was not entitled to any severance in connection with the termination of his employment.

None of the other named executive officers are party to written employment agreements.

Equity Awards

There were no equity awards granted to any of the named officers during the year ended December 31, 2016. On August 9, 2017, we granted Mr. Eror an award consistent with the terms of his employment agreement, described above. On August 24, 2017, we granted Mr. Eror a total of 5,000 options for his past and current service as a Director on the Board. On November 10, 2017, the Board’s compensation committee approved the grant of 204,250 options to purchase common stock at $8.00 per share to several of our employees, executive officers, a director and a consultant; Mr. Eror, Mr. Anderson and Mr. Garff received 9,375, 31,250 and 31,250, respectively of these options.

Compensation of Non-Executive Directors

Summary Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our non-executive directors for all services rendered in all capacities to our company, or any of its subsidiaries, for the year ended December 31, 2017:

Compensation Table for Non-Executive Directors

Name & Principal Position	Fees Earned or Paid	Stock Awards(4)	Option Awards(4)	Other	Total

Robert Raybould, Director(1)	$30,000	$-	$37,490	$-	$67,490
Todd Morgan, Director(1)(2)	$36,500	$-	$74,980	$-	$111,480
Dr. John C. Ruckdeschel, Director(1)(2)	$30,000	$-	$37,490	$-	$67,490
Dr. Robin Smith, Director(2)(3)	$30,000	$27,000	$88,479	$90,000	$235,479
J. Scott Nixon, Director(1)	$36,500	$-	$45,005	$-	$81,505

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(1) The amounts represent fees paid or accrued by us during the past year pursuant to service as a director on the Board.

(2) On June 27, 2018, each of Dr. Robin Smith, Dr. John C. Ruckdeschel and Todd Morgan resigned as a director of the Company.

(3) Effective February 1, 2017, we entered into a consulting agreement with Dr. Smith to provide advisory services. The amounts represent $118,479 of fees paid or accrued by us during the past year pursuant to service as a director on the Board, and $117,000 of fees paid or accrued by us pursuant to the consulting agreement. This agreement has currently expired. Dr. Smith also received 3,750 shares of Common Stock as part of this agreement.

(4) Represents the aggregate grant date fair value of options to purchase 6,250, 12,500, 6,250, 15,000 and 7,500 shares of Common Stock issued in August 2017 Mr. Raybould, Mr. Morgan, Dr. Ruckdeschel, Dr. Smith and Mr. Nixon, respectively in accordance with FASB ASC. Options were granted as compensation for service as directors on the Board. Also represents grant date fair value of 3,750 shares issued to Dr. Smith.

Director Compensation Arrangements

For the year ended December 31, 2017, each member of the Board is awarded cash and options to purchase shares of Common Stock for services on the Board. Additionally, members of the Board that serve as Chairman of the Board or Chairman of various committees are awarded additional cash and options. Cash amounts are paid and/or accrued quarterly. Options are awarded annually and vest quarterly. In the event of early termination of services, a pro rata portion of the options are required to be returned to the Company, unless such forfeiture is waived by the Board at its discretion. Under the compensation principles approved by the Board, yearly cash and shares of Common Stock are awarded to directors as follows:

1.	The Chairman of the Board receives $73,000 and an award of 7,500 options for each year of service.

2.	The Chairman of the Audit Committee receives $73,000 and an award of 5,000 options for each year of service.

3.	The respective Chairman of the Nominating Committee, Compensation Committee and the Science and Technology Committee each receives $60,000 and an award of 3,750 options for each year of service.

4.	All remaining Board members receive $48,000 and an award of 2,500 options for each year of service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements with the named executive officers of the Company do not include any provisions providing for payments upon a change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, no member of the Compensation Committee: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this Consent Revocation Statement pursuant to SEC rules.

In addition, no executive officer served: (1) as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the compensation committee; (2) as a director of another entity, one of whose executive officers served on the compensation committee; or (3) as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Board.

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POLICY ON PRE-APPROVAL OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The 2017 audit and non-audit services provided by MaloneBailey, LLP were pre-approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee has in place pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by MaloneBailey, LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

During 2017, no fees for services outside the audit, review or attestation that exceeded the waiver provisions of 17 CFR 210.2-01(o)(7)(i)(c) were approved by the Audit Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On behalf of the Company, the Audit Committee retained MaloneBailey, LLP to audit our consolidated financial statements and our internal control over financial reporting for 2017. Aggregate fees for professional services rendered for the Company by MaloneBailey, LLP for the years ended December 31, 2017 and 2016, were as follows (amounts in thousands of dollars):

	2017	2016
Audit Fees	$53,000	$40,000
Audit-related Fees	50,404	—
Tax Fees	—	—
Total	$103,404	$40,000

Audit Fees

For the years ended December 31, 2017 and 2016, audit fees paid by us to MaloneBailey, LLP were for the audit of our annual financial statements, the related attestation of internal controls over financial reporting and the review of our quarterly financial statements.

Audit-Related Fees

For the years ended December 31, 2017 and 2016, Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees

For the years ended December 31, 2017 and 2016, Tax Fees consist of fees billed for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2017, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds the lesser of (1) $120,000 and (2) one percent of the average of our total assets at year-end for the last two completed fiscal years, in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest, other than the compensation transactions described under “Compensation Discussion and Analysis” and the transactions described below.

In February 2017, the Company entered into a consulting agreement with Dr. Smith, who was a director of the Company at the time. Under the agreement, Dr. Smith has agreed to provide advisory services related to the Company’s clinical assets, capital markets, public company related issues and other matters as agreed to by the parties. The agreement had an original term of twelve months with compensation of $120,000. In November 2017, the term was modified to nine months and the compensation adjusted to $90,000. This agreement has currently expired. Dr. Smith also received 3,750 shares of Common Stock as part of this agreement.

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During the year ended December 31, 2017, the Company issued notes to Mr. Raybould and former directors Dr. Jeffrey S. O’Driscoll and Todd Morgan, for $210,000. Also, during the year ended December 31, 2016, $105,000 of those notes were paid back along with interest and fees of $3,089. During the year ended December 31, 2017, the remaining $105,000 of principal was repaid along with interest and fees of $5,000. $55,000 of this principal and related interest was settled in Common Stock and $50,000 was settled in cash.

Review and Approval of Related Person Transactions

It is the Company’s policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with the Company’s business interest. This policy is included in our Code of Conduct. Each director and executive officer is instructed to always inform the Chairman and Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Nominating and Corporate Governance Committee reviews all relevant information, including the amount of all business transactions involving the Company and the entity with which the director is associated, and makes recommendations, as appropriate, to the Board.

As required under SEC rules, related party transactions that are determined to be directly or indirectly material to a related person where the amount involved exceeds $120,000 are required to be disclosed. We are not aware of any related party transactions since the beginning of fiscal year 2018. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Committee considers:

●	the nature of the related person’s interest in the transaction;
●	the material terms of the transaction, including, without limitation, the amount and type of transaction;
●	the importance of the transaction to the related person;
●	the importance of the transaction to the company;
●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
●	any other matters the Nominating and Corporate Governance Committee deems appropriate.

Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. To our knowledge, based solely on its review of such Section 16(a) reports and written representations that the Company has received, the Company believes that all reporting obligations of our officers, directors and greater than 10% stockholders under Section 16(a) were satisfied during 2017 other than as follows. Based on the records of the Company of transactions involving the Company, the Company believes that the following persons filed the following number of late reports, or failed to file the following reports, during the fiscal year ended December 31, 2017: Mr. Anderson filed a late Form 3 and a late Form 4; Mr. Nixon filed a late Form 3 and a late Form 4; Mr. Raybould filed two late Forms 4; and Dr. Smith filed a late Form 3 and two late Forms 4.

A-16

ANNEX B

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION

Transactions in the Common Stock During the Past Two Years

A list of all acquisitions and dispositions of the Common Stock made during the last two years by persons who are or may be deemed participants in the Company’s solicitation of revocations of consent is attached hereto as Annex C.

Other Contracts, Arrangements and Understandings with Participants

Except as otherwise set forth in this Consent Revocation Statement (including the related annexes), to the best of the Company’s knowledge: (i) none of the participants in the Company’s solicitation of consent revocations is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (ii) neither any of the participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (iii) no participant knows of any arrangements, including any pledge by any person of securities of the Company or any of the Company’s parents, the operation of which may at a subsequent date result in a change in control of the Company.

Beneficial Ownership of the Common Stock by Associates of Participants

To the best of the Company’s knowledge, none of the participants in the Company’s solicitation of revocations of consent has any “associates” (as defined in Rule 14a-1 under the Exchange Act) who beneficially own any shares of the Common Stock.

Beneficial Ownership of Securities of the Company’s Subsidiaries

To the best of the Company’s knowledge, none of the participants in the Company’s solicitation of consent revocations beneficially owns, directly or indirectly, any securities of any parent or subsidiary of the Company.

Other Proceedings

There are no material proceedings to which the participant or any of his or her associates is a party adverse to the Company or has a material interest adverse to the Company.

Miscellaneous Information Concerning Participants

Except as described in this Consent Revocation Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) owns any securities of the Company of record not beneficially, (iii) has purchased or sold any of such securities within the past two years or (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. No part of the purchase price or market value of any of the Company’s securities owned by any participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Except as disclosed in this Consent Revocation Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this Consent Revocation Statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Consent Revocation Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this the Consent Revocation Statement, none of the Company, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of the Company’s subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

B-1

Other than as set forth in this Consent Revocation Statement, none of the Company, any of the participants or any of their affiliates has any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Other than as set forth in this Consent Revocation Statement, there are no material legal proceedings in which any of the directors or executive officers of the Company is a party adverse to the Company or any of its subsidiaries, or proceedings in which such directors or executive officers have a material interest adverse to the Company or any of its subsidiaries. Other than as set forth in this Consent Revocation Statement, none of the Company or any of the other participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Our Charter provides that no officer or director shall be personally liable to this corporation or our stockholders for monetary damages except as provided pursuant to Delaware law. Our Charter and Bylaws also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of our from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of our and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware law. The rights accruing to any person under our Charter and Bylaws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our Charter and Bylaws.

B-2

ANNEX C

RECENT TRANSACTION HISTORY OF PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION

The following is a list of all purchases and sales of our Common Stock made during the last two years by persons who are or may be deemed participants in our solicitation of revocations of consent.

Participant	Shares Acquired	Shares Disposed	Date	Description
J. Scott Nixon	2,500	—	8/24/2017	Stock Option Grant
	5,000	—	8/24/2017	Stock Option Grant
	8,904	—	5/8/2018	Stock Option Grant
Robert W. Raybould	2,500	—	8/24/2017	Stock Option Grant
	3,750	—	8/24/2017	Stock Option Grant
	5,856	—	5/8/2018	Stock Option Grant
Michael Garff	31,250	—	11/10/2017	Stock Option Grant
Mark V. Anderson	31,250	—	11/10/2017	Stock Option Grant

C-1

Important!

1.	Regardless of how many shares you own, your consent revocation is very important. Please sign, date and mail the enclosed GOLD Consent Revocation card, or submit your GOLD Consent Revocation Card shares via facsimile (in which case, please be sure to fax both sides of the GOLD Consent Revocation Card). WE STRONGLY RECOMMEND THAT YOU REJECT EACH OF THE EROR GROUP’S PROPOSED CONSENT ACTIONS.

We urge you NOT to sign any WHITE consent card sent to you by the Eror Group.

2.	Even if you have sent a WHITE consent card to the Eror Group, you have every legal right to change your vote. You may revoke that consent, and revoke your consent as recommended by your board by signing, dating and mailing the enclosed GOLD Consent Revocation Card in the enclosed pre-paid return envelope.

3.	If your shares are held in the name of a bank, broker or other nominee, please follow the GOLD instruction form provided by your bank, broker or nominee.

If you have any questions on the consent revocation, please contact Andy Robertson, at (801) 736-0729 or by email at info@prolunginc.com.

CONSENT REVOCATION CARD—GOLD

CONSENT REVOCATION

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

PROLUNG, INC.

The undersigned, a record holder of shares of common stock, par value $0.001 per share (“Common Stock”), of ProLung, Inc. (the “Company”), acting with respect to all shares of Common Stock held by the undersigned at the close of business on August 13, 2018, hereby acts as follows concerning the proposals of the Eror Group set forth below.

If this Consent Revocation Card is properly executed and returned but no box is marked for a proposal, the shares will be voted in accordance with the recommendations of the Board of Directors of the Company: REVOKE CONSENT to Proposal 1, REVOKE CONSENT to Proposal 2, REVOKE CONSENT to Proposal 3, REVOKE CONSENT to Proposal 4 and REVOKE CONSENT to Proposal 5, except with respect to Proposal 5, the undersigned will not be deemed to revoke its consent to the election of any director whose name is written in the space provided.

WHEN MARKING BOXES, “YES, REVOKE MY CONSENT” AND “ABSTAIN” WILL HAVE THE EFFECT OF REVOKING A PRIOR CONSENT.

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES ON ALL PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN. BY EXECUTING THE CONSENT REVOCATION CARD, THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON AUGUST 13, 2018.

PLEASE REVIEW THE CONSENT REVOCATION STATEMENT

AND REVOKE YOUR CONSENT TODAY IN ONE OF TWO WAYS:

1.	Revoke by Mail – Please complete, sign, date and return the GOLD Consent Revocation Card in the postpaid envelope provided, or mail to: ProLung, Inc., 757 E. South Temple, Suite 150, Salt Lake City, UT 84102-1230.

OR

2.	Revoke by Fax – If you do not wish to revoke your consent by mail, you may do so via Fax: (801) 906-0333, but if you choose that method, please be sure to fax both sides of the GOLD Consent Revocation Card.

▼TO REVOKE YOUR CONSENT BY MAIL PLEASE DETACH CONSENT REVOCATION CARD HERE AND SIGN. DATE AND RETURN IN THE POSTAGE – PAID ENVELOPE PROVIDED▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

If this Consent Revocation Card is properly executed and returned but no box is marked for a proposal, the shares will be voted in accordance with the recommendations of the Board of Directors of the Company: REVOKE CONSENT to Proposal 1, REVOKE CONSENT to Proposal 2, REVOKE CONSENT to Proposal 3, REVOKE CONSENT to Proposal 4 and REVOKE CONSENT to Proposal 5, except with respect to Proposal 5, the undersigned will not be deemed to revoke its consent to the election of any director whose name is written in the space provided.

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES IN ALL PROPOSALS BELOW.

[X] PLEASE MARK YOUR CHOICE

AS IN THIS EXAMPLE

PROPOSAL 1:	That any provision of the First Amended and Restated Bylaws of the Company (the “Bylaws”), in effect at the time this Proposal becomes effective, including any amendments thereto, which was not included in the Bylaws that were in effect on July 14, 2017 and were filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2017, be repealed.
	[ ] YES, REVOKE MY CONSENT	[ ] NO, DO NOT REVOKE MY CONSENT	[ ] ABSTAIN

PROPOSAL 2:	That Article 3, Section 3.1 of the Bylaws be amended to change the range of the Board’s size to a minimum of three and a maximum of 13 members.
	[ ] YES, REVOKE MY CONSENT	[ ] NO, DO NOT REVOKE MY CONSENT	[ ] ABSTAIN

PROPOSAL 3:	That Article 3, Section 3.1 of the Bylaws be amended to fix the Board’s size at 13 members.
	[ ] YES, REVOKE MY CONSENT	[ ] NO, DO NOT REVOKE MY CONSENT	[ ] ABSTAIN

PROPOSAL 4:	That Article 3, Section 3.2 of the Bylaws be amended to allow any vacancies on the Board resulting from any newly created directorship(s) or for any cause to be filled exclusively by the stockholders of the Company.
	[ ] YES, REVOKE MY CONSENT	[ ] NO, DO NOT REVOKE MY CONSENT	[ ] ABSTAIN

PROPOSAL 5:	That each of the following eight (8) individuals be elected to serve as a director of the Company: Michael N. Christiansen, Ron Dunford, Steven C. Eror, Brian W. Loveridge, Todd M. Morgan, Don A. Patterson, Richard Serbin and Eric M. Sokol, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees).
	[ ] YES, REVOKE MY CONSENT	[ ] NO, DO NOT REVOKE MY CONSENT	[ ] ABSTAIN

INSTRUCTION:	IF YOU WISH TO REVOKE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #5, BUT NOT ALL OF THEM, CHECK THE “YES REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME(S) OF THE CANDIDATE(S) YOU DO NOT WANT TO BE ELECTED IN THE FOLLOWING SPACE:

PLEASE MARK, SIGN, DATE AND MAIL TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:                , 2018

Print Name: ___________________________________________________________________________________

Signature (Title, if any): _________________________________________________________________________

Signature (if held jointly): ________________________________________________________________________

Name and Title or Authority (if applicable): _________________________________________________________

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.